UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

STIFEL FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-09305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2102
(Address of principal executive offices, including zip code)

 (Registrant’s telephone number, including area code):  (314) 342-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07            Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Stifel Financial Corp. (the “Company”) was held on June 12, 2013 to (i) elect seven members of the Board of Directors; (ii) approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 26, 2013; and (iii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

As of April 15, 2013, the record date for the Annual Meeting, there were 63,224,366 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 60,721,387 shares of common stock were represented in person or by proxy, constituting a quorum. The final results for the proposals voted on at the Annual Meeting are set forth below.

Proposal I – Election of Seven Directors:

The Company’s stockholders elected one Class II director to hold office until the 2015 annual meeting of stockholders or until his successor is elected and qualified or until his earlier death, resignation or removal, and six Class III directors to hold office until the 2016 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier death, resignation or removal. The following table shows the results of the stockholders’ votes:

	For	Withhold Authority	Abstentions	Broker Non-votes
Nominee for Class II:
Michael J. Zimmerman	54,106,647	1,379,414	—	5,235,326
Nominees for Class III:
Michael W. Brown	52,799,234	2,686,827	—	5,235,326
John P. Dubinsky	53,901,499	1,584,562	—	5,235,326
Robert E. Grady	47,356,676	8,129,385	—	5,235,326
Thomas B. Michaud	44,868,064	10,617,997	—	5,235,326
James M. Oates	39,296,763	16,189,298	—	5,235,326
Ben A. Plotkin	50,859,889	4,626,172	—	5,235,326

Proposal II – To approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Proxy Statement:

For	Against	Abstentions	Broker Non-votes
29,043,856	26,214,904	227,301	5,235,326

Proposal III – To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013:

For	Against	Abstentions	Broker Non-votes
60,576,723	32,037	112,627	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: June 12, 2013	By: /s/ Ronald J. Kruszewski
Name:Ronald J. Kruszewski
Title:President and Chief Executive Officer